By Mail: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016

LETTER OF TRANSMITTAL

Offer to Purchase up to 762,640 Shares of Common Stock of

American Independence Corp.

for $10.00 Net per Share in Cash

DEPOSITARY: REGISTRAR AND TRANSFER COMPANY

This Offer Expires 5:00 p.m., New York City, New York time on Wednesday, October 2, 2013

By Hand and Overnight Delivery: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name and Address of Registered Holder	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Certificated or Book-Entry Shares Tendered

TOTAL SHARES

You MUST submit ALL your original American Independence Corp. common stock certificates for the Shares tendered in order to complete the tender process. If you cannot locate your original stock certificate(s), please check the box below, complete the Affidavit for Lost Stock Certificate(s), and carefully follow the instructions on the reverse of this Letter of Transmittal.

☐ Check the box to the left if you have lost any of your American Independence Corp. stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction 5).

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

Account Number

Transaction Code Number

SIGNATURES MUST BE PROVIDED BELOW — PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

A properly executed Letter of Transmittal, along with the stock certificates covered thereby or a guarantee of delivery of such certificates, as applicable, must be received by the Depositary by 5:00 p.m., New York City, New York time on Wednesday, October 2, 2013 (the “Expiration Date”), unless the Offer is extended.

Ladies and Gentlemen:

The undersigned hereby tenders to Independence Holding Company, a Delaware corporation (the “Purchaser”), the above-described shares of common stock, par value $0.01 per share (the “Shares”), of American Independence Corp., a Delaware Corporation (the “Company”), pursuant to the Purchaser’s offer to purchase up to 762,640 Shares, at a purchase price of $10.00 per Share, net to the seller in cash (the “Offer Price”), without interest thereon but subject to any applicable tax withholding, or such other price per Share as may be paid pursuant to the Offer (as defined below), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 13, 2013, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”).

I (we) (i) hereby represent and warrant that I (we) have full authority to deliver, tender, transfer and assign the above Shares as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Depositary or the Purchaser to complete such delivery, tender, transfer and assignment; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for tender of the Shares and are incorporated herein by reference.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of the Purchaser as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of the Company’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, and to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Shares (and any and all distributions in connection therewith) tendered hereby and accepted for payment by the Purchaser. This appointment will be effective if and when, and only to the extent that, the Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer.

This Letter of Transmittal must be signed by registered holder(s) exactly as their name appears on the certificate(s) or in the Company’s records for book-entry Shares, as applicable, or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions and/or Special Delivery Instructions are provided below.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 3)	(See Instruction 4)
To be completed ONLY if the check for the Offer Price for the Shares surrendered herewith is to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 8)	Complete ONLY if the check is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the Letter of Transmittal.

Issue and deliver check to:	Mail check to:

Name:	Name:
(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address:	Address:

(including Zip Code)	(including Zip Code)

Dated

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9)	MEDALLION SIGNATURE GUARANTEE Required only if Special Payment Instructions and/or Special Delivery Instructions are provided. (See Instructions 3 and 4)

X

X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s) or as listed in the Company’s records if book-entry shares. If signature is by attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Dated

Name(s):
(Please Print)

Capacity:
The signature(s) should be guaranteed by an Eligible Institution or a member of a registered National Securities Exchange or FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.

INSTRUCTIONS FOR TENDERING SHARES

Forming Part of the Terms and Conditions of this Letter of Transmittal

1.   General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of American Independence Corp. (“AMIC”) common stock (or properly constituted assignees) and accompanied by any certificate(s) for shares of AMIC common stock, when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.

The method of delivery of the Shares, including delivery by book-entry transfer, is at the option and risk of the stockholder, but if any certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder’s protection, and you should insure your certificate(s) for 3% of their value at $10.00 per Share. Please note that the certificate(s) or documents must be in good order and received by the Depositary prior to the expiration date in order to be accepted.

Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the common stock certificate(s) which you are tendering herewith, if applicable, the number of shares represented by such certificate(s) and the number of certificated or book-entry Shares, as applicable, being tendered. If the space provided is insufficient, attach a separate sheet listing this information.

2.   Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his or her appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with any tendered stock certificate(s) and this Letter of Transmittal.

3.   Check Issued in a Different Name. If the section entitled “Special Payment Instructions” is completed, then signature(s) on this Letter of Transmittal must be guaranteed by a financial institution such as a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each an “Eligible Institution”). If the surrendered Shares are registered in the name of a person other than the undersigned, or if issuance of the check is to be made to a person other than the registered owner(s), any surrendered Shares must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owner(s) appear on the certificate(s) or in the records of the Company if book-entry shares, as applicable, with the signature(s) on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein. If Special Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

4.  Special Delivery Instructions. If the Section entitled “Special Delivery Instructions” is completed, then signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution. Indicate the name and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares for payment.

5.   Lost Certificate(s). If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificate(s) below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front. If the current market value exceeds $250,000.00, please contact the Information Agent at (800) 368-5948 immediately (market value calculation: Offer Price x number of shares of AMIC common stock you have lost x 3% = market value (example 1,000 shares of AMIC common stock x $10.00 = $10,000.00 x 3% = $300.00 market value)). (Minimum $50.00).

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of these certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless AMIC, the Purchaser, Travelers Casualty & Surety Company of America, Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Travelers Casualty & Surety Company of America. My check, payable to the Registrar and Transfer Company, to cover the replacement cost of 3% of the value of the stock at $10.00 per share (Minimum $50.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If the current market value exceeds $250,000.00, you must contact Registrar and Transfer Company at (800) 368-5948 immediately

Sign Here: _____________________________________________ SSN/TIN: _____________________________
Co-Owner, if any: ________________________________________ SSN/TIN: _____________________________ Date: _____________________, 20 _________

Sworn to and subscribed before me this __________day of ___________________________________, 20 ________.

____________________________________ My commission expires: ________________________
(Affix Notarial Seal)

6.  Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Offer Price is to be made to any person(s) other than the registered owner(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Offer Price payable pursuant to the Offer unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7.  Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of Shares will be determined by the Purchaser (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding, subject to the tendering stockholder’s right to bring any dispute with respect thereto before a court of competent jurisdiction. The Purchaser reserves the right to waive any irregularities or defects in the tender of any Shares and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered herewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

8.  Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the Shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 below. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the tendering shareholder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

9.  Inquiries. All inquiries with respect to the tender of Shares pursuant to the Offer should be made directly to the Depositary, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.

PAYOR’S NAME: AMERICAN INDEPENDENCE CORP.

SUBSTITUTE

Form W-9

(Rev. December 2011)

Department of the Treasury

Internal Revenue Service

Request for Taxpayer

Identification Number and Certification

Please fill in your name and address below.

_____________________________________

Name (as shown on your income tax return)

_____________________________________

Business name/disregarded entity name, if different from above Check appropriate box for federal tax classification (required):

☐  Individual/sole proprietor      ☐ C Corporation

☐  S Corporation

☐  Partnership                               ☐ Other

☐  Trust/estate

☐  Limited liability company.          (see instructions)

Enter the tax classification

(C=C corporation, S=S corporation,

P=partnership) __________

☐  Exempt payee

☐  Other (see instructions in Guidelines)

____________________________________

Address (number, street, and apt. or suite no.)

____________________________________

City, State and ZIP code

____________________________________

List account number(s) here (optional)

Part 1 — Taxpayer Identification Number (TIN) - Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3 of the Guidelines. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN in the Guidelines on page 3.

Note. If the account is in more than one name, see the chart on page 4 in the Guidelines for guidelines on whose number to enter.

_________|_______________|________ Social Security Number(s) OR _________|_______________________ Employer Identification Number(s)

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)  I am a U.S. citizen or other U.S. person (as defined in the Guidelines).

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3 in the Guidelines.

Sign Here

Signature of

U.S. person ____________________________________________ DATE ____________________, 20 _____

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 8 ABOVE FOR ADDITIONAL INFORMATION. 7100